Exhibit 4.4

                      FORM OF REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of November 8, 2006, by and among Aerobic Creations, Inc., a Delaware corporation, with headquarters located at 547 Boulevard, Kenilworth, NJ 07033 (the "COMPANY"), and the undersigned buyers (each, a "BUYER", and collectively, the "BUYERS").

            WHEREAS:

            A. In connection with the Securities Purchase Agreement (Notes and Warrants), dated as of November 8, 2006 by and among Maritime Logistics US Holdings Inc., a Delaware corporation ("MLI"), the Company (pursuant to that certain Joinder Agreement dated as of the date hereof) and the Buyers (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer (i) senior secured convertible notes of the Company (the "NOTES"), which will, among other things, be convertible into shares of the Company's common stock, $0.001 par value per share (the "COMMON STOCK", the shares of Common Stock issuable upon conversion of the Notes, the "CONVERSION SHARES") in accordance with the terms of the Notes, and (ii) warrants (the "WARRANTS"), which will be exercisable to purchase shares of Common Stock (the shares of Common Stock issuable upon exercise of the Warrants, the "WARRANT SHARES") in accordance with the terms of the Warrants.

            B. In order to induce the Buyers to purchase the Notes and its Warrants pursuant to the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

            1. DEFINITIONS.

            Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  a. "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                  b. "CLOSING DATE" shall have the meaning set forth in the Securities Purchase Agreement.

                  c. "DEMAND REGISTRATION" shall mean a registration required to be effected by the Company pursuant to Section 2 (e).

                  d. "DEMAND  REGISTRATION  STATEMENT" shall mean a registration statement of the Company which covers those Registrable Securities requested to be included therein pursuant to the provisions of Section 2(e) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  e. "EFFECTIVE DATE" means the date the Registration Statement has been declared effective by the SEC.

                  f. "EFFECTIVENESS DEADLINE" means the date that is (i) 90 days after the Closing Date (if the Registration Statement is not reviewed by the SEC) or (ii) within 150 days after the Closing Date if the Registration Statement is reviewed by the SEC.

                  g. "ELIGIBLE MARKET" means the Initial Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

                  h. "FILING DEADLINE" means the date that is 60 days after the Closing Date.

                  i. "INVESTOR" means a Buyer or any permitted transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with
Section 9 and any transferee or assignee thereof to whom a permitted transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

                  j. "KRG ENTITIES" means collectively KRG Capital Fund II, L.P.; KRG Capital Fund II (PA), L.P.; KRG Capital Fund II (FF), L.P.; and KRG Co Invest, LLC.

                  k. "OTHER SECURITIES" means the shares identified as "Registrable Securities" in the Registration Rights Agreement dated the date hereof among the Company and the purchasers of the Company's Common Stock named therein.

                  l. "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  m. "PRINCIPAL MARKET" means, from time to time, the Eligible Market upon which the Common Stock is admitted or listed and principally trades.

                  n. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.


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

                  o. "REGISTRABLE SECURITIES" means (i) the Conversion Shares issued or issuable upon conversion of the Notes, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any shares of capital stock of the Company issued or issuable in respect of the Conversion Shares, the Notes, the Warrant Shares and the Warrants as a result of any stock split, stock dividend, recapitalization, exchange, merger, consolidation or other reorganization or similar event or otherwise, without regard to any limitations on conversions of the Notes or exercises of the Warrants.

                  p. "REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

                  q. "REQUIRED HOLDERS" means the holders of at least a majority of the Registrable Securities); provided, that any Registrable Securities that are held by an Affiliate of the Company shall not be deemed to be outstanding for purposes of the determination of "Required Holders."

                  r. "REQUIRED REGISTRATION AMOUNT" for the Registration Statement means 130% of the sum of (x) the aggregate of the maximum number of Conversion Shares issued and issuable pursuant to the Notes at the then applicable Conversion Price as of the Trading Day immediately preceding the applicable date of determination and, (y) the number of Warrant Shares issued and issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination each subject to adjustment as provided in Sections 2(c) and 2(d) (without regard to any limitations on conversion of the Notes or exercise of the Warrants).

                  s. "RULE 415" means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

                  t. "SEC" means the United States Securities and Exchange Commission.

                  u. "TRADING DAY" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the Eligible Market which is the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

            2. REGISTRATION.

                  a. MANDATORY REGISTRATION. The Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form S-3 covering the resale of all of the Registrable Securities (the date of such filing the "FILING DATE"). In the event that Form S-3 is unavailable for such a registration, the


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

Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(h). The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the Trading Day immediately preceding the date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the "SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION" sections in substantially the form attached hereto as EXHIBIT B; PROVIDED, HOWEVER, that each of the "Selling Stockholders" and "Plan of Distribution" sections shall be amended as necessary to comply with then applicable securities law and regulation. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 a.m. on the first Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

                  b. ALLOCATION OF REGISTRABLE SECURITIES. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include on any Registration Statement without the prior written consent of the Required Holders any securities other than (i) Registrable Securities, (ii) Other Securities,
(iii) Common Stock issuable upon the exercise of warrants issued to Rodman & Renshaw, LLC as placement agent in respect of the offerings of the Registrable Securities and Other Securities, (iv) the shares of Common Stock (increased to reflect the effect of any stock split or decreased to reflect the effect of any reverse stock split, as applicable) held by those holders of the Company who held shares of the Company prior to the effectiveness of the Merger (as defined in the Securities Purchase Agreement), and (v) the shares of Common Stock held by the persons listed on SCHEDULE 2(B) (the "EXISTING HOLDERS") hereto not to exceed that number of shares of Common Stock set forth next to the respective Existing Holder's name on SCHEDULE 2(B) (PROVIDED, however, that such limit shall be increased to reflect the effect of any stock split and decreased to reflect the effect of any reverse stock split).

                  c. SUFFICIENT NUMBER OF SHARES REGISTERED. Subject to Section 2(d), in the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding


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

the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) Trading Days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the sum of the number of
(i) the Required Registration Amount, (ii) Other Securities, (iii) Common Stock issuable upon the exercise of warrants issued to Rodman & Renshaw, LLC as placement agent in respect of the offerings of the Registrable Securities and Other Securities, (iv) the shares of Common Stock held by those holders of the Company who held shares of the Company prior to the effectiveness of the Merger and (v) the shares of Common Stock held by the Existing Holders. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes or the exercise of the Warrants and such calculation shall assume that the Notes are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes) and that the Warrants are then exercisable for shares of Common Stock at the then prevailing Exercise Price (as defined in the Warrants).

                  d. MANDATED REDUCTION OF SECURITIES REGISTERED. If the SEC requires that the number of shares of Common Stock to be registered for resale pursuant to the Registration Statement be reduced, such reduction shall be accomplished as follows:

      First, the number of shares of Common Stock held by the Existing Holders other than the KRG Entities included in such Registration Statement shall be reduced (such reduction allocated pro rata among such Existing Holders) until the reduction required by the SEC is effected;

      Second, if the exclusion of the number of all shares of Common Stock held by the Existing Holders is insufficient to meet the reduction required by the SEC, then (i) the number of shares of Common Stock held by R&R Biotech Partners, LLC prior to the effectiveness of the Merger after giving effect to the Reverse Split, (ii) 130% of the number of shares of Common Stock issuable upon the exercise of warrants issued to Rodman & Renshaw, LLC as placement agent in respect of the offerings of the Registrable Securities and Other Securities and (iii) securities held by the KRG Entities included in such Registration Statement shall be reduced (such reduction allocated pro rata among those holders who held shares of the Company prior to the effectiveness of the Merger, the KRG Entities and Rodman & Renshaw, LLC) until the reduction required by the SEC is effected;

      Third, if the exclusion of the sum of (i) the number of shares of Common Stock held by R&R Biotech Partners, LLC prior to the effectiveness of the Merger after giving effect to the Reverse Split, (ii) 130% of the number of shares of Common Stock issuable upon the exercise of warrants issued to Rodman & Renshaw, LLC as placement agent in respect of the offerings of the Registrable Securities and Other Securities and (iii) the securities held by KRG is insufficient to meet the reduction required by the SEC, then 130% of the number of shares of Common Stock issuable upon the exercise of Warrants and the Common Warrants included in such Registration Statement shall be reduced (such


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

      reduction allocated pro rata among the holders thereof) until the reduction required by the SEC is effected.

                  e. DEMAND REGISTRATION. Subject to Section 2(f), at any time or from time to time after the six-month anniversary of the Effectiveness Date, any Holder whose Registrable Securities were excluded from the Registration Statement in accordance with the provisions of Section 2(d) shall have the right to request in writing that the Company register all or part of such Holder's previously excluded Registrable Securities (a "REQUEST") (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the requesting Holder(s), subject to the provisions of Section 2(h). As promptly as practicable, but no later than 10 days after receipt of a Request, the Company shall give written notice of such requested registration to all Holders of Registrable Securities which were previously excluded. Subject to Section 2(f), the Company shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the requesting Holder(s) and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within 20 days after the receipt of such written notice from the Company. The Company shall, promptly, and in any event within 40 days following a Request, file with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register in accordance herewith by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests. The Company shall use its best efforts to have such Demand Registration Statement declared effective by the SEC not later than 45 days after a Request and to keep such Demand Registration Statement continuously effective for the period specified in Section 2(h).

                  f. LIMITATIONS ON DEMAND REGISTRATIONS. The rights of Holders of Registrable Securities to request Demand Registrations pursuant to Section 2(d) are subject to the following limitations: (i) the Company shall not be obligated to effect a Demand Registration unless 120 days have elapsed since the last day that a prior Demand Registration Statement remained effective (or, if earlier, the day on which the last of the Registrable Securities covered by such prior Demand Registration Statement was sold), and (ii) in no event shall the Company be required to pay Registration Expenses of more than four Demand Registrations. The Company shall not be required to file a Demand Registration Statement unless the aggregate number of shares of Common Stock requested to be registered for resale thereby shall be at least the lesser of (i) 500,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like) and (ii) the Registerable Securities, Other Securities, Common Stock issuable upon the exercise of warrants issued to Rodman & Renshaw, LLC as placement agent in respect of the offerings of the Registrable Securities and Other Securities, the shares of Common Stock held by those holders of the Company who held shares of the Company prior to the effectiveness of the Merger and the shares of Common Stock held by the Existing Holders not theretofore registered for resale on a Registration Statement or Demand Registration Statement.


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

                  g. LEGAL COUNSEL. Subject to Section 5 hereof, the Holders shall have the right to select one legal counsel to review and oversee for such Holders any registrations pursuant to this Section 2 ("LEGAL COUNSEL"), which shall be Paul, Weiss, Rifkind, Wharton & Garrison LLP or such other counsel as thereafter designated by (i) the Required Holders in the case of the
Registration Statement and (ii) the Holders of the majority of requesting Holder(s) in the case of a Demand Registration Statement. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

                  h. INELIGIBILITY FOR FORM S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company (unless at such time the Company is eligible to register its Common Stock for resale on Form SB-2, and the Registrable Securities are duly registered for resale on Form SB-2) shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to promptly register the Registrable Securities on Form S-3 if such form becomes available to the Company during the two year period following the Closing Date, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

                  i. EFFECT OF FAILURE TO FILE AND OBTAIN AND MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline (a "FILING FAILURE") or (B) not, subject to the reductions provided for by Section 2(d), declared effective by the SEC on or before the Effectiveness Deadline (an "EFFECTIVENESS FAILURE") or
(ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement or Demand Registration Statement, as applicable, cannot be made (other than (A) during an Allowable Grace Period (as defined in Section 3(r)) or (B) during any period in which the Company is diligently pursuing the effectiveness under the 1933 Act of any amendment to such Registration Statement or Demand Registration Statement (a "MAINTENANCE GRACE PERIOD")) pursuant to such Registration Statement or Demand Registration Statement (including, without limitation, because of a failure to keep such Registration Statement, subject to the reductions provided for by
Section 2(d), or Demand Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or Demand Registration Statement, as applicable, to register a sufficient number of shares of Common Stock or to maintain the listing of such shares of Common Stock) (a "MAINTENANCE FAILURE") then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement, or Demand Registration Statement, as applicable, an amount in cash, equal to one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor's Registrable Securities included (or required to be included) in such Registration Statement (or, in the case of a Maintenance Failure, Demand Registration Statement, as applicable) on each of the following dates: (i) the thirtieth day (prorated for periods totaling less than thirty (30) days) after any Filing Failure; (ii) the thirtieth day (prorated for periods totaling less than thirty (30) days) after any Effectiveness Failure; and (iii) the thirtieth day (prorated for


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

periods totaling less than thirty (30) days) after any Maintenance Failure is cured and an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such Investor's Registrable Securities included (or required to be included) in such Registration Statement (or, in the case of a Maintenance Failure, Demand Registration Statement, as applicable) on each of the following dates: (i) on every thirtieth day (prorated for periods totaling less than thirty (30) days) starting with the sixtieth day after the Filing Deadline until such Filing Failure is cured; (ii) on every thirtieth day (prorated for periods totaling less than thirty (30) days) starting with the sixtieth day after the Effectiveness Deadline until such Effectiveness Failure is cured; and (iii) on every thirtieth day (prorated for periods totaling less than thirty (30) days) after the occurrence of a Maintenance Failure until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(i) are referred to herein as "REGISTRATION DELAY PAYMENTS." Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay
Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. Notwithstanding anything herein or in the Securities Purchase Agreement to the contrary, (i) no Registration Delay Payments shall be due and payable in respect of the Warrants or the Warrant Shares, (ii) in no event shall the aggregate amount of Registration Delay Payments payable to any Investor (other than Registration Delay Payments payable pursuant to events that are within the control of the Company or MLI) exceed, in the aggregate, 10% of the aggregate Purchase Price of the Notes, and (iii) in no case shall Registration Delay Payments be payable from and after the date the Conversion Shares are eligible for sale pursuant to Rule 144(k) under the 1933 Act.

            3. RELATED OBLIGATIONS.

            At such time as the Company is obligated to file a Registration Statement or Demand Registration Statement with the SEC pursuant to Section 2(a), 2(c) 2(e) or 2(h), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                  a. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement or Demand Registration Statement, as applicable, will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement or Demand Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement or Demand Registration Statement, as applicable to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement and Demand Registration Statement effective pursuant to Rule 415 at all times until the earliest of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act, (ii) the third anniversary hereof, or (iii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement or Demand Registration Statement, as applicable (the "REGISTRATION PERIOD"). Each Registration Statement and each Demand Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

                  b.  The  Company  shall  prepare  and  file  with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement or Demand Registration Statement, as applicable, and the prospectus used in connection with such Registration Statement or Demand Registration Statement, as applicable, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement or Demand Registration Statement, as applicable, effective at all times during the applicable Registration Period, and, during such period, comply with the provisions of the 1933 Act in respect of the disposition of all Registrable Securities of the Company covered by such Registration Statement or Demand Registration Statement, as applicable, until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-QSB, Form 10-K, Form 10-KSB or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Demand Registration Statement, as applicable.

                  c. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement or Demand Registration Statement, as applicable, at least five (5) Business Days prior to its filing with the SEC and
(ii) all amendments and supplements to all Registration Statements or Demand Registration Statements, as applicable, (except for Annual Reports on Form 10-K and Form 10-KSB, and Reports on Form 10-Q and Form 10-QSB and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or Demand Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or Demand Registration Statement, as applicable, or any amendment or supplement thereto without prior consent of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement or Demand Registration Statement, as applicable, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement or Demand Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor and not available on the EDGAR system, and all exhibits and (iii) upon the effectiveness of any Registration Statement or Demand Registration Statement, as applicable, one copy of the prospectus included in such Registration Statement or Demand Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

                  d. The Company shall furnish to such Investor whose Registrable Securities are included in any Registration Statement or Demand Registration Statement, as applicable, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement or Demand Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference that have not been made available on the EDGAR system, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement or Demand Registration Statement, as applicable, ten (10) copies of the prospectus included in such Registration Statement or Demand Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                  e. The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement or Demand Registration Statement, as applicable, under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the applicable Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the applicable Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification in respect of the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

                  f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable, and in any event within forty-eight (48) hours after becoming aware (provided that if the time of awareness is not a Trading Day, such forty-eight hour period shall start at the beginning of the next Trading Day) of such event, as a result of which the prospectus included in a Registration Statement or Demand Registration Statement, as applicable, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement or Demand Registration

Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each investor and Legal Counsel (or such other number of copies as such Investor or Legal Counsel may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or Demand Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile within one Business Day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Demand Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement or Demand Registration Statement, as applicable, would be appropriate.

                  g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or Demand Registration Statement, as applicable, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

                  h. At the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement or Demand Registration Statement, as applicable, and thereafter from time to time on such dates as an Investor may reasonably request
(i) a letter, dated such date, from the Company's independent certified public accountants in respect of the numeric values in the Registration Statement or Demand Registration Statement, as applicable, which are taken from the audited or reviewed financial statements of the Company (and its Subsidiaries on a consolidated basis), addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement or Demand Registration Statement, as applicable, in form, scope and substance as is customarily given in an underwritten public offering and filed with the Registration Statement, addressed to the Investors.

                  i. Upon the written request of any Investor in connection with any Investor's due diligence requirements, if any, the Company shall make available for inspection by (i) such Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by all such Investors (collectively, the "INSPECTORS"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction,  or
(c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge of the terms. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or Demand Registration Statement, as applicable, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  k. The Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement or Demand Registration Statement, as applicable, to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if, despite the Company's best efforts to satisfy, the preceding clause (i) the Company is unsuccessful in satisfying the preceding clause (i), to maintain the inclusion for quotation on the National Association of Securities Dealers Inc.'s OTC Bulletin Board or the American Stock Exchange for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such in respect of such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

                  l. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

                  m. If requested by an Investor,  the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information in respect of the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement or Demand Registration Statement, as applicable, if reasonably requested by an Investor holding any Registrable Securities.

                  n. The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement or Demand Registration Statement, as applicable, to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

                  o. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933
Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement or Demand Registration Statement, as applicable.

                  p. NASD RULE 2710 FILING; BROKER COMPENSATION. The Company shall effect a filing in respect of the public offering contemplated by the Registration Statement (an "ISSUER FILING") with the National Association of Securities Dealers, Inc. ("NASD") Corporate Financing Department pursuant to NASD Rule 2710 (b)(10)(A)(i) within one Trading Day of the date that the Registration Statement is first filed with the Commission and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until the NASD issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration.

                  q. Within two (2) Business Days after a Registration Statement or Demand Registration Statement, as applicable, which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement or Demand Registration Statement, as applicable) confirmation that such Registration Statement or Demand Registration Statement, as applicable, has been declared effective by the SEC in the form attached hereto as EXHIBIT A.

                  r. Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "GRACE PERIOD"); provided that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period in conformity with the provisions of this Section 3(r) (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period there shall be no more than three such Grace Periods and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an "ALLOWABLE GRACE PERIOD"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) in respect of the information giving rise thereto unless such material, non-public information is no longer applicable. Subject to compliance with applicable securities laws, notwithstanding anything else to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

                  s. The Company shall use its best efforts to maintain the eligibility of its registration statement(s) on Form SB-2, or S-3, as applicable, until the earliest of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act, (ii) the third anniversary hereof, or (iii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement or Demand Registration Statement, as applicable.

            4. OBLIGATIONS OF THE INVESTORS.

                  a. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement or Demand Registration Statement, as applicable, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement or Demand Registration Statement, if applicable to such Investor pursuant to Section 2(e). It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement in respect of the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                  b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

                  c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) or Demand Registration Statement(s), as applicable, covering such Registrable Securities until such Investor's receipt of copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) has been filed with the SEC or receipt of notice that no supplement or amendment is required. Subject to compliance with applicable securities laws, notwithstanding anything else to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement if requested by such Investor prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and as to the sale of which the Investor has not yet settled.

                  d. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement or Demand Registration Statement, as applicable.

            5. EXPENSES OF REGISTRATION.

            All reasonable expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $35,000.

            6. INDEMNIFICATION.

            In  the  event  any   Registrable   Securities  are  included  in  a
Registration Statement or Demand Registration Statement, as applicable, under this Agreement:

                  a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or Demand Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement or Demand Registration Statement, as applicable, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or Demand Registration Statement, as applicable, or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "VIOLATIONS"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or Demand Registration Statement or any such amendment thereof or supplement thereto if the prospectus contained therein was timely made available by the Company to such Indemnified Person and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  b. In connection with any Registration Statement or Demand Registration Statement, as applicable, in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or Demand Registration Statement, as applicable, and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or Demand Registration Statement, as applicable; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) and the agreement in respect of contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; PROVIDED, FURTHER, HOWEVER, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement or Demand Registration Statement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; PROVIDED, HOWEVER, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement or Demand Registration Statement, as applicable, to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations in respect thereof. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; PROVIDED, HOWEVER, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such

Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person in respect of all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

                  d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                  e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

            7. CONTRIBUTION.

            To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution in respect of any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that:
(i) no Person involved in the sale of Registrable Securities, which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale, shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement or Demand Registration Statement, as applicable.

            8. REPORTS UNDER THE 1934 ACT.

            With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                  a. make and keep public information available, as those terms are understood and defined in Rule 144;

                  b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

            9. ASSIGNMENT OF REGISTRATION RIGHTS.

            The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities in respect of which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws;
(iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

            10. AMENDMENT OF REGISTRATION RIGHTS.

            Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

            11. MISCELLANEOUS.

                  a. The provisions of this Agreement shall apply to the full extent set forth herein in respect of (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits (other than the Reverse Split as defined in the Securities Purchase Agreement), combinations, recapitalizations and the like occurring after the date hereof. The Company shall not enter into an agreement in respect of a Fundamental Transaction (as defined in the Notes) which does not provide that the Successor

Entity (as defined in the Notes), if any, shall assume the obligations set forth herein or enter into a new registration rights agreement with the Investors on terms substantially the same as those remaining under this Agreement as a condition of any such transaction.

                  b. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons in respect of the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

                  c. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally provided same is on a Business Day and, if not, on the next Business Day; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) provided same is on a Business Day and, if not, on the next Business Day; (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or
(iv) if sent by certified mail, return receipt requested, when received or three
(3) days after deposited in the mails, whichever occurs first. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

            Aerobic Creations, Inc.
            547 Boulevard
            Kenilworth, NJ 07033
            Telephone: (908) 497-0280
            Facsimile: (908) 497-0295
            Attention: Robert Agresti

            with a copy to:

            Brown Rudnick Berlack Israels LLP
            One Financial Center
            Boston, MA  02111
            Telephone: (617) 856-8200
            Facsimile: (617) 856-8201
            Attention: Raymer McQuiston, Esq.
                       John G. Nossiff, Jr., Esq.

If to an Investor, to its address and facsimile number set forth in the records of the Company or the Transfer Agent, as applicable, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes) to:

            Schulte Roth & Zabel LLP
            919 Third Avenue
            New York, New York  10022
            Telephone: (212) 756-2000
            Facsimile: (212) 593-5955
            Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or
(iii) above, respectively.

            d. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            e. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints Corporation Service Company, as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            f. This Agreement supersedes all other prior oral or written agreements between the Company, their affiliates and Persons acting on their behalf in respect of the matters discussed herein, and this Agreement, the Transaction Documents and the instruments referenced herein contain the entire understanding of the parties in respect of the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking in respect of such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 11(f) shall be binding on all Buyers and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the applicable Transaction Documents, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

            g. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

            h. The headings in this Agreement are for convenience of reference only and shall not form a part of, or affect the interpretation of this Agreement.

            i. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            j. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            k. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the (i) Notes held by Investors were converted into, and (ii) Warrants held by Investors then outstanding were exercised for, Registrable Securities without regard to any limitation on conversion of the Notes or exercise of the Warrants.

            l. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

            m. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except to the extent set forth in Section 6.

            n. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-a-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group in respect of such obligations or the transactions contemplated herein.

            o. This Agreement and each of the provisions hereof shall be subject to the Intercreditor Agreement

                                   * * * * * *

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                           COMPANY:

                                           AEROBIC CREATIONS, INC.


                                           By: _________________________________
                                               Name:
                                               Title:

                       [Signature Pages of Buyers Follow]

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                           BUYERS:

                                           SILVER OAK CAPITAL, L.L.C.


                                           By: _________________________________
                                               Name:
                                               Title:

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                           BUYERS:

                                           [BUYER]


                                           By: _________________________________
                                               Name:
                                               Title:

                               SCHEDULE OF BUYERS

                                                  BUYER'S ADDRESS                 BUYER'S REPRESENTATIVE'S ADDRESS
               BUYER                           AND FACSIMILE NUMBER                     AND FACSIMILE NUMBER
Silver Oak Capital, L.L.C.         [               ]
                                   Attention:                                   PAUL, WEISS, RIFKIND, WHARTON &
                                   Facsimilie:                                  GARRISON LLP
                                   Telephone:                                   1285 Avenue of the Americas | New
                                   Residence:                                   York, NY 10019-6064
                                                                                Attn: Doug Cifu
Alexandra Global Master Fund LTD   c/o Alexandra Investment Management, LLC
                                   767 Third Avenue,
                                   39th Floor
                                   New York, NY 10019
                                   Attention: Dov Gal
                                              Mikhail Filimonov
                                   Facsimilie:
                                   Telephone:
                                   Residence:
Bay Harbour Management             885 Third Ave, 34th Floor
                                   New York, NY 10016
                                   Attention: Gaurav Aggarwal
                                              Steven Van Dyke
                                   Facsimilie:
                                   Telephone:
                                   Residence:
CAMOFI Master LDC                  c/o Centrecourt Asset Management LLC
                                   350 Madison Avenue, 8th Floor
                                   New York, NY 10017
                                   Attention: Jeffrey M. Haas
                                   Facsimilie:
                                   Telephone:
                                   Residence:
Diamond Opportunity Fund, LLC      500 Skokie Blvd, Suite 300
                                   Northbrook, IL 60062
                                   Attention: Richard Marks
                                   Facsimilie:
                                   Telephone:
                                   Residence:
Evolution Master Fund LTD SPC,     c/o Evolution Capital Management, LLC
Segregated Portfolio M             1132 Bishop Street, Suite 1880
                                   Honolulu, HI 96813
                                   Attention: Adrian Brindle
                                   Facsimilie:
                                   Telephone:
                                   Residence:

Harvest Capital, LP                Marjorie G. Kellner
                                   c/o Harvest Management LLC
                                   600 Madison Avenue - 11th Floor
                                   New York, NY 10022
                                   Attention:
                                   Facsimilie:
                                   Telephone:
                                   Residence:
Harvest Offshore Investors, Ltd.   c/o Harvest Management LLC
                                   600 Madison Avenue - 11th Floor
                                   New York, NY 10022
                                   Attention: Marjorie G. Kellner
                                   Facsimilie:
                                   Telephone:
                                   Residence:
TE Harvest Portfolio, Ltd.         c/o Harvest Management LLC
                                   600 Madison Avenue - 11th Floor
                                   New York, NY 10022
                                   Attention: Marjorie G. Kellner
                                   Facsimilie:
                                   Telephone:
                                   Residence:
JMG Capital Partners, LP           11601 Wilshire Blvd,
                                   Ste 2180
                                   Los Angeles, CA 90025
                                   Attention: Nouk Newton
JMG Triton Offshore Fund, Ltd      Wickham Cay
                                   Road Town Tortola BVI
                                   11601 Wilshire Blvd, Ste 2180
                                   Los Angeles, CA 90025
                                   Attention: Nouk Newton
                                   Facsimilie:
                                   Telephone:
                                   Residence:
Shoshone Partners, L.P.            485 Underhill Blvd.
                                   Suite 205
                                   Syosset, NY 11791
                                   Attention: Lisa Nigro
                                              Pat Eaton-Buettner
                                              Anthony Campbell
                                              David Jeuda
                                   Facsimilie:
                                   Telephone:
                                   Residence:
Knott Partners, L.P.               485 Underhill Blvd.
                                   Suite 205
                                   Syosset, NY 11791
                                   Attention: Lisa Nigro
                                              Pat Eaton-Buettner
                                              Anthony Campbell
                                              David Jeuda
                                   Facsimilie:
                                   Telephone:
                                   Residence:

Finderne LLC                       485 Underhill Blvd.
                                   Suite 205
                                   Syosset, NY 11791
                                   Attention: Lisa Nigro
                                              Pat Eaton-Buettner
                                              Anthony Campbell
                                              David Jeuda
                                   Facsimilie:
                                   Telephone:
                                   Residence:
Mulsanne Partners, L.P.            485 Underhill Blvd.
                                   Suite 205
                                   Syosset, NY 11791
                                   Attention: Lisa Nigro
                                              Pat Eaton-Buettner
                                              Anthony Campbell
                                              David Jeuda
                                   Facsimilie:
                                   Telephone:
                                   Residence:
Matterhorn Offshore Fund Ltd.      485 Underhill Blvd.
                                   Suite 205
                                   Syosset, NY 11791
                                   Attention: Lisa Nigro
                                              Pat Eaton-Buettner
                                              Anthony Campbell
                                              David Jeuda
                                   Facsimilie:
                                   Telephone:
                                   Residence:
CommonFund Hedged Equity Company   485 Underhill Blvd.
                                   Suite 205
                                   Syosset, NY 11791
                                   Attention: Lisa Nigro
                                              Pat Eaton-Buettner
                                              Anthony Campbell
                                              David Jeuda
                                   Facsimilie:
                                   Telephone:
                                   Residence:
Good Steward Trading Co. s.p.c.    485 Underhill Blvd.
                                   Suite 205
                                   Syosset, NY 11791
                                   Attention: Lisa Nigro
                                              Pat Eaton-Buettner
                                              Anthony Campbell
                                              David Jeuda
                                   Facsimilie:
                                   Telephone:
                                   Residence:

Radcliffe SPC, Ltd. for and on     c/o RG Capital Management, L.P.
behalf of the Class A Segregated   3 Bala Plaza - East
Portfolio                          Suite 501
                                   Bala Cynwyd, PA 19004
                                   Attention: Gerald F. Stahlecker
                                   Facsimilie:
                                   Telephone:
                                   Residence:
Wolverine Convertible Arbitrage    c/o Wolverine Asset Management
Trading, Limited                   175 W Jackson #200
                                   Chicago, IL 60604
                                   Attention: Andy Sujdak
                                              Alicia Alvez
                                   Facsimilie:
                                   Telephone:
                                   Residence:

                                                                   SCHEDULE 2(B)

                                EXISTING HOLDERS

Robert Agresti - 434,561                   Gregory DeSaye - 43,750

Christopher Dombalis - 351,897             Peter Klaver - 208,713

Neil Devine - 36,000                       James Madden - 283,995

Raymer McQuiston - 370,033                 Robert O'Neill - 43,750

Paul Shahbazian - 197,959                  Peter Stone - 142,695

Michael DeSaye - 43,750                    William Knight - 345,772

Robert Lee - 334,875                       Robert Wu - 334,875

Protex Holdings Limited - 450,000          Paul Gaidis - 18,500

James Deveau - 27,250                      Darren Young - 12,500

Juan Rocio - 18,500                        Richard Nazarro - 15,500

Kenneth Kausner - 2,000                    James O'Neill - 15,500

Anthony Marcello - 14,000                  Joseph Cangelosi - 15,500

John Kurowski - 15,500                     Debra Ann Sheehy - 13,500

Owen Kelly - 15,500                        Sean Burns - 2,500

Thomas Pentland - 2,500                    Kenneth Savulich - 7,500

Gary Hecht - 12,500                        Thomas Wyville - 2,500

Brian Southwell - 8,500                    Di Wang

James Killen - 2,500                       Han Huy Ling - 1,000

Lucille Waldrip - 500                      Joseph A. DeSaye - 18,750

Wang Dong - 18,500

FMI, INC. - 1,105,840

KRG CAPITAL FUND (FF), L.P. - 7,423        KRG CO-INVESTMENT, LLC - 654

KRG CAPITAL FUND II, L.P. - 301,695        KRG CAPITAL FUND (PA), L.P. - 94,388

INDOSUEZ CAPITAL PARTNERS. 2003,           ACAS EQUITY HOLDING CORP. - 99,610
L.L.C. - 41,780

INDOSUEZ CMII, INC. - 16,110

                                                                       EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Transfer Agent]
[address]

Attention: [                ]

            Re:   Aerobic Creations, Inc.

Ladies and Gentlemen:

            [We are][I am] counsel to Aerobic Creations, Inc., a Delaware corporation (the "COMPANY"), and have represented Maritime Logistics US Holdings Inc. ("MLI") in connection with that certain Securities Purchase Agreement (Notes) (the "SECURITIES PURCHASE AGREEMENT") entered into by and among MLI, and the Company (pursuant to that certain Joinder Agreement dated as of November 8, 2006) and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company issued to the Holders secured convertible notes (the "NOTES") convertible into the Company's common stock, $0.001 par value per share (the "COMMON STOCK") and warrants exercisable for shares of Common Stock (the "WARRANTS"). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form [S-3/SB-2] (File No. 333-_____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

            Please notify us immediately upon the request of any Holder to transfer shares of Common Stock pursuant to the Registration Statement. We will then provide you a letter regarding the transferability of the shares of Common Stock under the Registration Statement.

                                             Very truly yours,

                                             Brown Rudnick Berlack Israels LLP

                                             By:_____________________

CC:   [LIST NAMES OF HOLDERS]

                                                                       EXHIBIT B

                              SELLING STOCKHOLDERS

      The shares of Common Stock being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable upon conversion of the convertible notes and upon exercise of the warrants. For additional information regarding the issuance of those shares of Common Stock and warrants and convertible notes and warrants, see "Private Placement of
Common Stock and Warrants" and "Private Placement of Convertible Notes and Warrants" above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, convertible notes and warrants issued pursuant to the Securities Purchase Agreements, the selling stockholders who acquired their securities pursuant to the Securities Purchase Agreements have not had any material relationship with us within the past three years. [INCLUDE IF SUCH PERSONS ARE "SELLING SHAREHOLDERS" - MODIFY AS
APPLICABLE:   ______________,   _________________,   and  _________________  are
officers, directors, and/or consultants of the company subject to the provisions of a lock up agreement pursuant to which, although their shares of Common Stock are being registered for resale hereunder, are generally not permitted to sell their shares for a period of at least two years from the date of the reverse merger described under "_______________" in this prospectus. _______________, _______________, and __________________ acquired their shares of Common Stock registered for resale hereunder, in connection with various transactions pursuant to which the company acquired businesses and/or business interests previously [controlled] by such persons. Although their shares of Common Stock are being registered for resale hereunder, they are generally not permitted to sell their shares for a period of at least two years from the date of the reverse merger. For a description of the acquisitions of such businesses and business interests, see "_______________________" in this prospectus. ________________, __________________ and __________________ held shares of the
Company prior to the date of the reverse merger and may therefore be considered "promoters". Rodman & Renshaw, LLC acted as our placement agent in respect of the issuance of the convertible notes and warrants and the shares of Common Stock, and received warrants exercisable for shares of Common Stock in connection therewith.]

      The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the convertible notes and warrants, as of ________, 200_.(1) In computing the number of shares beneficially owned by a selling stockholder and the

----------
(1) Note to Draft: Each Investor's entry in this column should be footnoted with the following text: As described below, all conversions of, or exercises under, the convertible notes and the warrants are subject to the restriction that such conversions or exercises do not result in the holder and its affiliates beneficially owning more than 9.99% of our outstanding shares of common stock. Based on the [_______] shares of our common stock that were outstanding as of [insert date], as of such date, each of these selling stockholders may be deemed to beneficially own and may only convert and/or exercise a maximum of [_______] shares of our common stock under its respective convertible note and warrant.

percentage of ownership of that selling stockholder, shares of common stock underlying the convertible notes and the warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of [insert date] are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon [______] shares of common stock outstanding as of [insert date]. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. None of these selling stockholders are, or are affiliates of, a broker-dealer registered under the Exchange Act.

      The third column lists the shares of Common Stock being offered by this prospectus by each selling stockholder.

      In accordance with the terms of registration rights agreements among the Company and the selling stockholders, this prospectus generally covers the resale of at least the shares of Common Stock issued in the private placement of Common Stock and warrants and 130% of the sum of the number of shares of Common Stock issued or issuable (x) upon conversion of the convertible notes, and (y) upon exercise of the warrants, determined as if the outstanding notes were converted and warrants were exercised in full, each as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the convertible notes may be adjusted and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

      Under the terms of the convertible notes and the warrants, a selling stockholder may not convert the convertible notes or exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed [9.99%] of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the convertible notes which have not been converted and upon exercise of the warrants that have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

                                                                    MAXIMUM NUMBER OF SHARES
                                          NUMBER OF SHARES OWNED     TO BE SOLD PURSUANT TO       NUMBER OF SHARES
NAME OF SELLING STOCKHOLDER                  PRIOR TO OFFERING           THIS PROSPECTUS        OWNED AFTER OFFERING
                                                                                                         0

                              PLAN OF DISTRIBUTION

      We are registering the shares of Common Stock issued pursuant to the Securities Purchase Agreement (Common and Warrants) and the shares of Common Stock issuable upon conversion of the convertible notes and upon exercise of the warrants to permit the resale of these shares of Common Stock by the holders of the convertible notes and warrants from time to time after the date of this prospectus. [INCLUDE IF SUCH PERSONS ARE "SELLING SHAREHOLDERS" - MODIFY AS
APPLICABLE: We are also registering the shares of Common Stock held by ______________, _________________, and _________________ who are officers,
directors,    and/or   consultants   of   the   company,   by   _______________,
_______________,  and  __________________  who  acquired  their shares of Common
Stock in connection with various transactions pursuant to which the company acquired businesses and/or business interests previously [controlled] by such persons, by ________________, __________________ and __________________ who held shares of the company prior to the date of the reverse merger and by Rodman & Renshaw, LLC who received warrants exercisable for shares of Common Stock in connection services performed to the company as placement agent.] We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

      The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

      o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

      o     in the over-the-counter market;

      o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

      o through the writing of options, whether such options are listed on an options exchange or otherwise;

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o     sales pursuant to Rule 144;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved); provided that the commissions payable to, or discounts received by, any member of the National Securities Dealers Association, Inc. shall not exceed 8% of the sale of any shares of Common Stock being registered pursuant to Rule 415. In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

      The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. The maximum commission or discount to be received by any NASD member or independent broker/dealer will not be greater than eight percent (8.0%) for the sale of any securities registered pursuant to this registration statement. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

      Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

      The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities in respect of the shares of Common Stock.

      We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreements, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; PROVIDED, HOWEVER, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

      Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.


                                      B-6